UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2005

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 25, 2005, Mr. David W. Gryska was appointed to serve as a member of the board of directors (the “Board”) of Seattle Genetics, Inc. (the “Company”). A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

From November 2000 to October 2004, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Scios Inc., a biopharmaceutical company, and from December 1998 to November 2000, he was Vice President of Finance and Chief Financial Officer of Scios Inc. From 1993 to December 1998, Mr. Gryska was Vice President, Finance and Chief Financial Officer of Cardiac Pathways Corporation, a medical device company. Mr. Gryska was with Ernst & Young LLP from 1982 to 1993 and served as a partner from 1989 to 1993. Mr. Gryska holds a B.A. in accounting and a B.A. in finance from Loyola University of Chicago and an M.B.A. from Golden Gate University.

Pursuant to the Company’s automatic option grant program for non-employee directors under the Company’s 2000 Directors’ Stock Option Plan, Mr. Gryska was granted an option to purchase 25,000 shares of the Company’s Common Stock. The exercise price per share is equal to the fair market value per share on the date the option was granted. The option shall vest and become exercisable at the rate of one-fourth (1/4) of the shares subject to the option on the first anniversary of the date of grant of the option and 1/36 of the remaining shares subject to the option each month thereafter. Vesting accelerates under certain circumstances.

Also pursuant to the Company’s automatic option grant program, starting in 2006, Mr. Gryska will receive an option to purchase 10,000 shares of the Company’s Common Stock at each regular annual meeting of the Company’s stockholders, provided that he continues to be a member of the Board. The exercise price per share of each option will be equal to the fair market value per share on the date such option is granted. For each of these annual option grants, 100% of the option shares shall vest on the day before the first anniversary of the date of grant of each annual option. Vesting accelerates under certain circumstances.

The Company also announced that on March 25, 2005, Douglas E. Williams, Ph.D., a Class II member of the Board informed the Company he will be resigning from the Board effective as of March 25, 2005. Dr. Williams’ decision was not as a result of any disagreements with the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release of Seattle Genetics, Inc. dated March 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: March 29, 2005	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Seattle Genetics, Inc. dated March 29, 2005